AGREEMENT

      THIS AGREEMENT entered into on the day of July, 2005, by and between Bratenahl Estates Development, LLC (Bratenahl) and Universal Property Development and Acquisition Corporation (UPDA). In consideration of the conversion of 102 preferred shares of ProCore Group, Inc., predecessor of UPDA, face value 1,000.00, .005 par conversion, held by Bratenahl, into 20,400,000 free trading common shares of UPDA, Bratenahl promises and agrees to the reinvestment of 80% of the proceeds of said shares into restricted common shares of UPDA to be purchased at market value.

      Pursuant to this Agreement, Bratenahl represents and warrants that it has conducted independent research about UPDA including, but not limited to, the company's financial statements and filings. Both parties agree that it is their intent to act consistent with all applicable state and federal laws that may regulate or govern this Agreement or any investment in relation hereto. Bratenahl agrees that it is an accredited investor within the meaning of Rule 501(a) promulgated by the Securities and Exchange Commission consistent with one of the following:

      (A) Investor is a natural person and either (1) Subscriber has a net worth, or joint net worth, with a spouse, of at least One Million Dollars ($1,000,000.00); or (2) Subscriber had individual income in excess of Two Hundred Thousand Dollars ($200,000.00) in each of the two recent years or joint income with investor's spouse in excess of Three Hundred Thousand Dollars ($300,000.00) in each of those years and has a reasonable expectation of reaching the same level in the current year;

      (B) Investor is a limited partnership and either (1) Subscriber's net worth exceeds Five Million Dollars ($5,000,000.00), or (2) each of the limited partners of Investor is an "accredited investor" within the meaning of Rule 501(a) promulgated by the Securities and Exchange Commission because each limited partner has a net worth, or joint net worth, with limited partner's spouse, of at least One Million Dollars ($1,000,000.00), or each equity owner had individual income in excess of Two Hundred Thousand Dollars ($200,000.00) in each of the two recent years or joint income with limited partner's spouse in excess of Three Hundred Thousand Dollars ($300,000.00) in each of those years and has a reasonable expectation of reaching the same level in the current year; or

      (C) Investor is a corporation and (1) Subscriber's net worth exceeds Five Million Dollars ($5,000,000.00), or (2) all of the equity owners of Investor is an "accredited investor" within the meaning of Rule 501(a) promulgated by the Securities and Exchange Commission because each equity owner has a net worth, or joint net worth, with equity owner's spouse, of at least One Million Dollars ($1,000,000.00), or each equity owner had individual income in excess of Two Hundred Thousand Dollars ($200,000.00) in each of the two recent years or joint income with equity owner's spouse in excess of Three Hundred Thousand Dollars ($300,000.00) in each of those years and has a reasonable expectation of reaching the same level in the current year.

      Bratenahl further warrants that it obtained knowledge of this investment by personal contact with UPDA or with its officers or interest holders, that it has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of an investment in UPDA and that it has been afforded the opportunity to ask UPDA's management team questions about the operations and finances of the Company and that those persons have answered those questions satisfactorily.

      Bratenahl further warrants that it has been offered the opportunity to request other information and documentation pertaining to UPDA and all such information or documentation has been provided.

      Bratenahl acknowledges that its investment in UPDA involves many risks and that it has taken full cognizance of and understands all of the risks related to its purchase of the Stock and that the funds raised by the sale of the Stock will only provide limited operating funds and will be used in part to meet current liabilities. UPDA may need infusions of additional capital in order to meet and/or its development activities and there can be no assurance that such additional funds will be forthcoming or available on terms acceptable to UPDA, or, if provided, will be available on a timely basis.

Universal Property Development and Acquisition Corporation


By:
   -----------------------------------------
   Kamal Abdallah, Chairman


Bratenahl Estates Development, LLC.


By:
   -----------------------------------------
   Carol Pop, Authorized Member